UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 24, 2016

Cosi, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Washington Street, Suite 510; Boston, Massachusetts	02108
(Address of Principal Executive Offices)	(Zip Code)

 Registrant’s telephone number, including area code:   (857) 415-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see   General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership

On October 24, 2016, the United States Bankruptcy Court for the District of Massachusetts (the “Court”) entered the Order Establishing Bidding Procedures Relating to the Sale of all or a Portion of the Debtors’ Assets [Docket No. 280] (the “Bidding Procedures Order”), by which the Court approved the bidding procedures set forth in Exhibit 99.1 attached hereto. The Bidding Procedures set forth the process by which the Debtors are authorized to conduct an auction (the “Auction”) for the sale (the “Sale”) of all or substantially all of the assets (the “Assets”) of Cosi, Inc. and its subsidiaries (the “Debtors”).  The Bidding Procedures are for the purpose of seeking and evaluating offers for the Assets, in addition to the bid contemplated by the stalking horse bidder as previously discussed.

Item 7.01.	Regulation FD Disclosure

Additional information on the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court and other general information about the Chapter 11 Cases, is available at a subscription based service known as PACER at https://pacer.mab.uscourts.gov/cgi-bin/login.pl.

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01(d).	Exhibits.

Exhibit No.	Description	Paper (P) or Electronic (E)
99.1	Bidding Procedures as approved by the Bankruptcy Court on October 24, 2016.	E

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cosi, Inc.

Date: October 28, 2016	/s/ Vicki Baue
Name: Vicki Baue
Title: V. P. & General Counsel, CCO

EXHIBIT INDEX
Exhibit No.	Description	Paper (P) or Electronic (E)
99.1	Bidding Procedures as approved by the Bankruptcy Court on October 24, 2016.	E